EXHIBIT 99.1

AMERICAN EAGLE OUTFITTERS

REPORTS 38% INCREASE IN FIRST QUARTER ADJUSTED EPS AND 18% SALES GROWTH

PITTSBURGH—May 23, 2012—American Eagle Outfitters, Inc. (NYSE:AEO) today announced earnings of $0.20 per diluted share for the first quarter ended April 28, 2012, compared to $0.14 per diluted share for the comparable quarter last year. Adjusted earnings for the quarter were $0.22 per diluted share, which excludes the operating results for 77kids, compared to adjusted earnings of $0.16 per diluted share last year. Please see the following tables for a complete reconciliation of GAAP to non-GAAP results for all periods presented.

Robert Hanson, chief executive officer stated, “I’m extremely pleased by our performance this quarter and appreciate the team’s accomplishments. We remain focused on delivering continued improvements in the near term, while fortifying our core brands and capabilities to pursue incremental profitable growth and consistent returns to shareholders.”

GAAP First Quarter Results

•	Net sales increased 18% to $719 million, compared to $610 million last year.

•	Comparable store sales, including AE Direct, increased 17%, compared to a 7% decrease last year.

•

Gross profit increased 18% to $273 million, or 37.9% as a rate to sales, compared to $232 million, or 38.0% as a rate to sales, last year. Higher product costs, driven by the spike in cotton and incremental incentive costs, adversely affected the merchandise margin. This was offset by a 220 basis point improvement in buying, occupancy and warehousing due to strong sales.

•	Selling, general and administrative expense of $183 million improved 60 basis points to 25.4%, as a rate to sales, compared to 26.0% last year.

•	Operating income of $57 million increased 49%, compared to $38 million last year. The operating margin rate of 8.0% compared to 6.3% last year.

•	Other income of $4 million primarily relates to a settlement recovery from auction rate securities.

•	EPS of $0.20 compared to $0.14 last year, a 43% increase.

Non-GAAP First Quarter Results

The following discussion of first quarter results excludes the operating results for the 77kids brand.

•	Net sales increased 18% to $709 million, compared to $603 million last year.

•	Comparable store sales, including AE Direct, increased 17%, compared to a 7% decrease last year.

•

Gross profit increased 18% to $275 million. The gross margin rate of 38.8% was flat to last year. Higher product costs, driven by the spike in cotton and incremental incentive costs, adversely affected the merchandise margin. This was offset by a 220 basis point improvement in buying, occupancy and warehousing due to strong sales.

•	Selling general and administrative expense of $179 million improved 60 basis points to 25.2%, compared to 25.8% last year.

•	Operating income increased 46% to $64 million. The operating margin expanded to 9.1% compared to 7.3% last year.

•	EPS of $0.22 compared to $0.16 last year, a 38% increase.

77kids Update

On May 18, 2012, the company announced plans to exit its children’s business, 77kids, which includes 22 stores and the online business. The company is currently exploring options for the business, which include a full or partial disposition of assets to a third party.

In fiscal 2011, the brand generated an after-tax loss of approximately $24 million on sales of $40 million. The company anticipates charges associated with the disposition of 77kids to be taken primarily in the second and third quarters of 2012, which will be disclosed as plans are finalized.

AEO Direct

In the first quarter, online sales increased 22%, compared to a 3% increase last year. The company’s online business includes ae.com, aerie.com and 77kids.com.

Inventory

Total merchandise inventories at the end of the first quarter were $377 million vs. $332 million last year. At cost per foot, inventory is up 14% compared to last year. Second quarter ending inventory cost per foot is expected to be up in the mid single digits.

Capital Expenditures

For the first quarter, capital expenditures were $25 million, compared to $38 million last year. For fiscal 2012, the company continues to expect capital expenditures to be approximately $100 million.

Real Estate

In the first quarter, total square footage increased slightly, reflecting seven store openings, offset by seven store closures, and 21 remodels and refurbishments. For additional first quarter 2012 actual and fiscal 2012 projected real estate information, see the accompanying table.

Cash and Investments

The company ended the quarter with total cash and short-term investments of $722 million compared to $605 million last year.

Future Outlook

Assuming low to mid-single digit comparable store sales growth for the year, the company expects annual adjusted EPS of $1.16 to $1.22 compared to adjusted EPS of $0.97 last year. For the second quarter the company expects adjusted EPS of $0.13 to $0.15, assuming mid single digit comparable store sale growth. This compares to adjusted EPS of $0.13 last year. Guidance excludes operating results and exit charges related to 77kids in addition to other potential restructuring charges.

Conference Call and Supplemental Financial Information

Today management will host a conference call and real time webcast at 9:00 a.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to www.ae.com to access the webcast and audio replay. Also, a financial results presentation is posted on the company’s website.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle Outfitters®, Aerie® and 77kids® brands. The company operates more than 1,000 stores in North America, and ships to 77 countries worldwide through its websites. American Eagle Outfitters and Aerie merchandise also is available at approximately 35 international franchise stores in 12 countries. For more information, please visit www.ae.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding second quarter and fiscal 2012 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company’s control. Such factors include, but are not limited to the risk that the company’s operating, financial and capital plans may not be achieved and the risks described in the Risk Factor Section of the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT:	American Eagle Outfitters Inc.
Judy Meehan, 412-432-3300

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	April 28, 2012	January 28, 2012	April 30, 2011
	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$713,443	$719,545	$474,668
Short-term investments	8,587	25,499	130,513
Merchandise inventory	376,688	378,426	331,588
Accounts receivable	37,472	40,310	31,464
Prepaid expenses and other	75,433	74,947	84,687
Deferred income taxes	48,358	48,761	49,023

Total current assets	1,259,981	1,287,488	1,101,943

Property and equipment, net	572,104	582,162	641,907
Intangible assets, net	39,556	39,832	40,454
Goodwill	11,544	11,469	11,710
Non-current deferred income taxes	16,579	13,467	10,030
Other assets	16,688	16,384	26,294

Total Assets	$1,916,452	$1,950,802	$1,832,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$133,861	$183,783	$155,183
Accrued compensation and payroll taxes	21,970	42,625	14,915
Accrued rent	76,550	76,921	70,873
Accrued income and other taxes	14,333	20,135	12,242
Unredeemed gift cards and gift certificates	30,783	44,970	29,187
Current portion of deferred lease credits	14,945	15,066	15,981
Other current liabilities and accrued expenses	25,779	21,901	24,566

Total current liabilities	318,221	405,401	322,947

Deferred lease credits	73,350	71,880	79,131
Non-current accrued income taxes	31,806	35,471	40,310
Other non-current liabilities	22,544	21,199	23,486

Total non-current liabilities	127,700	128,550	142,927

Commitments and contingencies	—	—	—
Preferred stock	—	—	—
Common stock	2,496	2,496	2,496
Contributed capital	567,700	552,797	543,393
Accumulated other comprehensive income	30,532	28,659	33,573
Retained earnings	1,774,205	1,771,464	1,716,173
Treasury stock	(904,402)	(938,565)	(929,171)

Total stockholders’ equity	1,470,531	1,416,851	1,366,464

Total Liabilities and Stockholders’ Equity	$1,916,452	$1,950,802	$1,832,338

Current Ratio	3.96	3.18	3.41

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	13 Weeks Ended
	April 28, 2012	% of Sales	April 30, 2011	% of Sales
Net sales	$719,093	100.0%	$609,562	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	446,430	62.1%	377,801	62.0%

Gross profit	272,663	37.9%	231,761	38.0%
Selling, general and administrative expenses	182,605	25.4%	158,491	26.0%
Depreciation and amortization	32,798	4.5%	34,880	5.7%

Operating income	57,260	8.0%	38,390	6.3%
Other income, net	3,507	0.5%	4,512	0.7%

Income before income taxes	60,767	8.5%	42,902	7.0%
Provision for income taxes	21,070	3.0%	14,577	2.4%

Net income	$39,697	5.5%	$28,325	4.6%

Net income per basic common share	$0.20		$0.15
Net income per diluted common share	$0.20		$0.14

Weighted average common shares outstanding—basic	194,890		194,683
Weighted average common shares outstanding—diluted	197,252		196,633

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	13 Weeks Ended
	April 28, 2012	April 30, 2011
Operating activities:
Net income	$39,697	$28,325
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	33,323	35,534
Share-based compensation	21,299	2,506
Provision for deferred income taxes	(2,772)	8,708
Tax benefit from share-based payments	4,422	256
Excess tax benefit from share-based payments	(2,643)	(139)
Foreign currency transaction gain	(145)	(219)
Changes in assets and liabilities:
Merchandise inventory	2,345	(28,674)
Accounts receivable	2,865	5,445
Prepaid expenses and other	(347)	(30,327)
Other assets	(426)	(2,400)
Accounts payable	(46,852)	(7,301)
Unredeemed gift cards and gift certificates	(14,260)	(11,960)
Deferred lease credits	1,203	(174)
Accrued compensation and payroll taxes	(20,687)	(20,110)
Accrued income and other taxes	(9,498)	(18,749)
Accrued liabilities	5,154	90

Total adjustments	(27,019)	(67,514)

Net cash provided by (used for) operating activities	$12,678	$(39,189)
Investing activities:
Capital expenditures for property and equipment	(24,831)	(37,744)
Acquisition of intangible assets	(220)	(33,151)
Purchase of available-for-sale securities	(3,051)	(111,199)
Sale of available-for-sale securities	20,119	48,887

Net cash used for investing activities	$(7,983)	$(133,207)
Financing activities:
Payments on capital leases	(941)	(756)
Repurchase of common stock from employees	(4,100)	(2,181)
Net proceeds from stock options exercised	12,165	2,539
Excess tax benefit from share-based payments	2,643	139
Cash dividends paid	(21,524)	(21,430)

Net cash used for financing activities	$(11,757)	$(21,689)

Effect of exchange rates on cash	960	1,160

Net decrease in cash and cash equivalents	$(6,102)	$(192,925)
Cash and cash equivalents—beginning of period	719,545	667,593

Cash and cash equivalents—end of period	$713,443	$474,668

AMERICAN EAGLE OUTFITTERS, INC.

COMPARABLE STORE SALES RESULTS BY BRAND

(unaudited)

	First Quarter Comparable Store Sales
	2012	2011
American Eagle Outfitters, Inc. (1)	17%	-7%

AE Brand	17%	-8%
aerie	20%	-7%
AEO Direct (1)	22%	3%

(1)	AEO Direct is comprised of ae.com, aerie.com and 77kids.com. AEO Direct is included in consolidated comparable store sales.

AMERICAN EAGLE OUTFITTERS, INC.

REAL ESTATE INFORMATION

(unaudited)

	First Quarter Fiscal 2011	Fiscal 2012 Guidance
Consolidated stores at beginning of period	1,090	1,090
Consolidated stores opened during the period
AE Brand	6	15
77kids	1	1
Consolidated stores closed during the period
AE Brand and aerie	(7)	(20) —(30)
77kids	—	(22)

Total consolidated stores at end of period	1,090	1,054 —1,064

Stores remodeled and refurbished during the period	21	55 — 65
Total gross square footage at end of period	6,414,420	Not Provided
International franchise stores at end of period (1)	34	52

(1)	International franchise stores are not included in the consolidated store data or the total gross square footage calculation.

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	First Quarter Fiscal 2012
	American Eagle Outfitters, Inc. (GAAP Basis)		77kids (1)	American Eagle Outfitters, Inc. (Non-GAAP Basis)
		% of Sales			% of Sales
Net sales	$719,093	100.0%	$10,398	$708,695	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	446,430	62.1%	12,648	433,782	61.2%

Gross profit (loss)	272,663	37.9%	(2,250)	274,913	38.8%
Selling, general and administrative expenses	182,605	25.4%	4,066	178,539	25.2%
Depreciation and amortization	32,798	4.5%	732	32,066	4.5%

Operating income (loss)	57,260	8.0%	(7,048)	64,308	9.1%
Other income, net	3,507	0.5%	—	3,507	0.5%

Income (loss) before income taxes	60,767	8.5%	(7,048)	67,815	9.6%
Provision (benefit) for income taxes	21,070	3.0%	(2,710)	23,780	3.4%

Net income (loss)	$39,697	5.5%	$(4,338)	$44,035	6.2%

Net income (loss) per basic common share	$0.20		$(0.02)	$0.22
Net income (loss) per diluted common share	$0.20		$(0.02)	$0.22
Weighted average common shares outstanding—basic	194,890		194,890	194,890
Weighted average common shares outstanding—diluted	197,252		197,252	197,252

	First Quarter Fiscal 2011
	American Eagle Outfitters, Inc. (GAAP Basis)		77kids (1)	American Eagle Outfitters, Inc. (Non-GAAP Basis)
		% of Sales			% of Sales
Net sales	$609,562	100.0%	$6,478	$603,084	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	377,801	62.0%	8,536	369,265	61.2%

Gross profit (loss)	231,761	38.0%	(2,058)	233,819	38.8%
Selling, general and administrative expenses	158,491	26.0%	3,239	155,252	25.8%
Depreciation and amortization	34,880	5.7%	444	34,436	5.7%

Operating income (loss)	38,390	6.3%	(5,741)	44,131	7.3%
Other income, net	4,512	0.7%	—	4,512	0.7%

Income (loss) before income taxes	42,902	7.0%	(5,741)	48,643	8.0%
Provision (benefit) for income taxes	14,577	2.4%	(2,195)	16,772	2.7%

Net income (loss)	$28,325	4.6%	$(3,546)	$31,871	5.3%

Net income (loss) per basic common share	$0.15		$(0.02)	$0.17
Net income (loss) per diluted common share	$0.14		$(0.02)	$0.16
Weighted average common shares outstanding—basic	194,683		194,683	194,683
Weighted average common shares outstanding—diluted	196,633		196,633	196,633

(1)	Represents 77kids store and online business operating results, as well as home office and other costs directly attributable to 77kids operations.

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Fiscal 2011
	American Eagle Outfitters, Inc. (GAAP Basis)		77kids (1)	Non-GAAP Items (2)	American Eagle Outfitters, Inc. (Non-GAAP excluding 77kids and Other Non-GAAP Items)
		% of Sales				% of Sales
Net sales	$3,159,818	100.0%	$39,753	$—	$3,120,065	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	2,031,477	64.3%	56,006	—	1,975,471	63.3%

Gross profit (loss)	1,128,341	35.7%	(16,253)	—	1,144,594	36.7%
Selling, general and administrative expenses	735,828	23.3%	17,705	5,536	712,587	22.9%
Loss on impairment of assets	20,730	0.7%	1,552	19,178	—	0.0%
Depreciation and amortization	140,647	4.4%	2,689	—	137,958	4.4%

Operating income (loss)	231,136	7.3%	(38,199)	(24,714)	294,049	9.4%
Other income (expense), net	5,874	0.2%	—	(677)	6,551	0.2%

Income (loss) before income taxes	237,010	7.5%	(38,199)	(25,391)	300,600	9.6%
Provision (benefit) for income taxes	85,305	2.7%	(14,625)	(9,725)	109,655	3.5%

Net income (loss)	$151,705	4.8%	$(23,574)	$(15,666)	$190,945	6.1%

Net income (loss) per basic common share	$0.78		$(0.12)	$(0.08)	$0.98

Net income (loss) per diluted common share	$0.77		$(0.12)	$(0.08)	$0.97
Weighted average common shares outstanding—basic	194,445		194,445	194,445	194,445
Weighted average common shares outstanding—diluted	196,314		196,314	196,314	196,314

	Fiscal 2010
	American Eagle Outfitters, Inc. (GAAP Basis)		77kids (1)	Non-GAAP Items (3)	American Eagle Outfitters, Inc. (Non-GAAP excluding 77kids and Other Non-GAAP Items)
		% of Sales				% of Sales
Net sales	$2,967,559	100.0%	$22,265	$—	$2,945,294	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	1,796,600	60.5%	33,457	—	1,763,143	59.9%

Gross profit (loss)	1,170,959	39.5%	(11,192)	—	1,182,151	40.1%
Selling, general and administrative expenses	713,197	24.0%	10,273	—	702,924	23.9%
Depreciation and amortization	140,501	4.8%	826	—	139,675	4.8%

Operating income (loss)	317,261	10.7%	(22,291)	—	339,552	11.4%
Realized loss on sale of investment securities	(24,426)	-0.8%	—	(24,201)	(225)	0.0%
Other income, net	2,249	0.0%	—	—	2,249	0.1%

Income (loss) before income taxes	295,084	9.9%	(22,291)	(24,201)	341,576	11.5%
Provision (benefit) for income taxes	113,150	3.8%	(8,494)	—	121,644	4.0%

Net income (loss)	$181,934	6.1%	$(13,797)	$(24,201)	$219,932	7.5%

Net income (loss) per basic common share	$0.91		$(0.07)	$(0.12)	$1.10

Net income (loss) per diluted common share	$0.90		$(0.07)	$(0.12)	$1.09
Weighted average common shares outstanding—basic	199,979		199,979	199,979	199,979
Weighted average common shares outstanding—diluted	201,818		201,818	201,818	201,818

(1)	Represents 77kids store and online business operating results, as well as home office and other costs directly attributable to 77kids operations.
(2)	Non-GAAP items for Fiscal 2011 consist of $19.2 million of pre-tax store asset impairment charges for the AE and aerie brand and $6.2 million of pre-tax executive transition costs.
(3)	Non-GAAP items for Fiscal 2010 consist of a $24.2 million loss on sale of investment securities for which no tax benefit was realized.

77KIDS

HISTORICAL STATEMENTS OF OPERATIONS (1)

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Fiscal 2011 Quarterly Periods Ended
	April 30, 2011	% of Sales	July 30, 2011	% of Sales	October 29, 2011	% of Sales	January 28, 2012	% of Sales
Net sales	$6,478	100.0%	$6,583	100.0%	$12,407	100.0%	$14,285	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	8,536	131.8%	10,700	162.5%	15,695	126.5%	21,075	147.5%

Gross profit	(2,058)	-31.8%	(4,117)	-62.5%	(3,288)	-26.5%	(6,790)	-47.5%
Selling, general and administrative expenses	3,239	50.0%	3,986	60.6%	4,896	39.5%	5,584	39.1%
Loss on impairment of assets	—	0.0%	—	0.0%	—	0.0%	1,552	10.9%
Depreciation and amortization	444	6.8%	678	10.3%	784	6.3%	783	5.5%

Operating loss	(5,741)	-88.6%	(8,781)	-133.4%	(8,968)	-72.3%	(14,709)	-103.0%
Other income, net	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Loss before income taxes	(5,741)	-88.6%	(8,781)	-133.4%	(8,968)	-72.3%	(14,709)	-103.0%
Benefit for income taxes	(2,195)	-33.9%	(3,358)	-51.0%	(3,444)	-27.8%	(5,628)	-39.4%

Net loss	$(3,546)	-54.7%	(5,423)	-82.4%	(5,524)	-44.5%	(9,081)	-63.6%

Net loss per basic common share	$(0.02)		$(0.03)		$(0.03)		$(0.05)

Net loss per diluted common share	$(0.02)		$(0.03)		$(0.03)		$(0.05)

Weighted average common shares outstanding—basic	194,683		194,909		194,378		193,798
Weighted average common shares outstanding—diluted	196,633		196,578		195,985		195,913

	Fiscal 2010 Quarterly Periods Ended
	May 1,	% of	July 31,	% of	October 30,	% of	January 29,	% of
	2010	Sales	2010	Sales	2010	Sales	2011	Sales
Net sales	$3,342	100.0%	$2,761	100.0%	$6,658	100.0%	$9,504	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	4,769	142.7%	4,363	158.0%	9,769	146.7%	14,556	153.2%

Gross profit	(1,427)	-42.7%	(1,602)	-58.0%	(3,111)	-46.7%	(5,052)	-53.2%
Selling, general and administrative expenses	1,578	47.2%	1,752	63.5%	3,509	52.7%	3,434	36.1%
Depreciation and amortization	71	2.1%	98	3.5%	270	4.1%	387	4.1%

Operating loss	(3,076)	-92.0%	(3,452)	-125.0%	(6,890)	-103.5%	(8,873)	-93.4%
Other income, net	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Loss before income taxes	(3,076)	-92.0%	(3,452)	-125.0%	(6,890)	-103.5%	(8,873)	-93.4%
Benefit for income taxes	(1,169)	-35.0%	(1,304)	-47.2%	(2,630)	-39.5%	(3,391)	-35.7%

Net loss	$(1,907)	-57.2%	(2,148)	-77.8%	(4,260)	-64.0%	(5,482)	-57.7%

Net loss per basic common share	$(0.01)		$(0.01)		$(0.02)		$(0.03)

Net loss per diluted common share	$(0.01)		$(0.01)		$(0.02)		$(0.03)

Weighted average common shares outstanding—basic	207,718		201,764		195,590		194,878
Weighted average common shares outstanding—diluted	210,285		203,153		197,323		196,789

(1)	Represents 77kids store and online business operating results, as well as home office and other costs directly attributable to 77kids operations.